UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 14, 2010

LEAF EQUIPMENT LEASING INCOME FUND III, L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-53174	20-5455968
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 South Poplar Street, Suite 101, Wilmington, Delaware 19801
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 819-5556

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The Registrant and its wholly-owned subsidiary, LEAF III C SPE, LLC, as borrower, are party to a Receivables Loan and Security Agreement, dated as of November 21, 2008, among LEAF III C SPE, as borrower; the Registrant, as seller; Autobahn Funding Company LLC, as lender; and DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main, as agent.

The parties have entered into an amendment No. 1 to the agreement pursuant to which the parties agreed to modify certain terms and covenants contained in the agreement and the lender and agent provided a permanent waiver with respect to certain events that it had previously waived for a limited period of time.  The parties also agreed to reduce the maximum facility amount to $140 million from $150 million.  In addition the amount borrowed against the eligible collateral pursuant to the agreement has been reduced.  The borrower may now resume making new borrowings upon meeting all eligibility and covenant requirements of the agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAF EQUIPMENT LEASING INCOME FUND III, L.P.

By: LEAF Asset Management, LLC, its general partner

Date: April 20, 2010	By: /s/ Robert Moskovitz
Name: Robert Moskovitz
Title: Chief Financial Officer